Exhibit 24.1

POWER OF ATTORNEY

The PNC Financial Services Group, Inc.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints Robert Q. Reilly, Gregory H. Kozich, Kathryn Leonard, Laura Long, Vicki C. Henn and Laura Gleason, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statements (including all pre-effective and post-effective amendments thereto and registration statements filed pursuant to Rule 462 under the Securities Act), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ William S. Demchak William S. Demchak	Chairman, Chief Executive Officer (Principal Executive Officer) and Director	November 7, 2024

/s/ Robert Q. Reilly Robert Q. Reilly	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2024

/s/ Gregory H. Kozich Gregory H. Kozich	Senior Vice President and Controller (Principal Accounting Officer)	November 7, 2024

/s/ Joseph Alvarado Joseph Alvarado	Director	November 7, 2024

/s/ Debra A. Cafaro Debra A. Cafaro	Director	November 7, 2024

/s/ Majorie Rodgers Cheshire Marjorie Rodgers Cheshire	Director	November 7, 2024

/s/ Andrew T. Feldstein Andrew T. Feldstein	Director	November 7, 2024

/s/ Richard J. Harshman Richard J. Harshman	Director	November 7, 2024

/s/ Daniel R. Hesse Daniel R. Hesse	Director	November 7, 2024

/s/ Renu Khator Renu Khator	Director	November 7, 2024

/s/ Linda R. Medler Linda R. Medler	Director	November 7, 2024

/s/ Robert A. Niblock Robert A. Niblock	Director	November 7, 2024

/s/ Martin Pfinsgraff Martin Pfinsgraff	Director	November 18, 2024

/s/ Bryan S. Salesky Bryan S. Salesky	Director	November 7, 2024